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                                                                   EXHIBIT 10.20

                           FOX BROADCASTING COMPANY

                         STATION AFFILIATION AGREEMENT

Date

Licensee
Call letters-TV
Station Address
City, State & Zip

Attention:  Addressee, Title

This sets forth the terms and conditions of the agreement between Fox Broadcasting Company ("Fox") , on behalf of itself and its wholly-owned subsidiary, the Fox Children's Network, Inc. ("FCN"), and _________________ ("Licensee") for the carriage of programming over the facilities of Licensee's television station ______ ("Station"). As used in this Agreement, the terms "program," "programming" and "Fox programming" and any derivations thereof shall mean, unless specifically indicated otherwise, the programming of Fox and the programming of FCN, and all terms of this Agreement shall apply to both.

1.   Fox Programming:  Fox will deliver to the Station for free over-the-air
     ---------------
television broadcasting, programming which Fox and FCN make available for broadcasting in the community to which Station is presently licensed by the FCC, which is ____________, __. The selection, scheduling, substitution and withdrawal of any program or portion thereof shall at all times remain within Fox's sole discretion and control. Licensee shall not and shall not authorize others to broadcast or otherwise use any program (or part thereof) or other material supplied by Fox except as specified in this Agreement, and without limiting the foregoing, Station may broadcast Fox programming only: (i) as scheduled by Fox, (ii) over Station's facilities in the Community specified above in this Paragraph 1 ("Station's Community"), and (iii) by free over-the-air television broadcasting.

2.   Delivery:  Fox will transmit the programming hereunder by satellite and
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shall keep Licensee apprised of both the satellite and transponder being used for that transmission. Any and all costs of whatever kind that Station incurs to pickup the programming from the satellite and rebroadcast it shall be the sole responsibility of Licensee.

3.   Carriage & Preemption:
     ---------------------

     (a) Licensee agrees to broadcast over Station's facilities all Fox programs in their entirety, including, but not limited to, all commercial announcements, Fox i.d.'s, Fox promos and credits, without interruption, deletion, addition, squeezing, alteration, or other changes (except for adding Licensee's commercial announcements as provided in this Agreement) on the dates and at the times the programs are scheduled by Fox.
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     (b)  Fox commits to supply sufficient programming throughout the term of this Agreement for the hours presently programmed by it (the "Programmed Time Periods"), which Programmed Time Periods are as follows (for programming other than FCN programming, the specified rites apply for the Eastern or Pacific Time Zones, and the Mountain and Central Time Zones are one hour earlier; for FCN programming, the specified times apply to all Time Zones, unless Fox agrees otherwise):

          Prime Time:      7-10 P.M. Sunday
                           8-10 P.M. Monday thru Saturday

          Late Night:      11 P.M.-12:00 A.M. Monday thru Saturday

          FCN:             7:30 A.M.-8:30 A.M. Monday thru Friday
                           3:00 P.M.-5:00 P.M. Monday thru Friday
                           8:00 A.M.-12:00 Noon Saturday

          Weekend Sports:  As scheduled by Fox, including pre-game and post-game shows.

          Subject only to the preemption rights in Paragraph 11 below, Licensee shall broadcast over Station for the term of this Agreement, during the Programmed Time Periods, all Fox programming specified by Fox, except to the extent that Licensee is broadcasting programming pursuant to (and within the specific limits of) a commitment expressly set forth on Exhibit A (for non-sports programming) or Exhibit B (for sports programming) to this Agreement (but not including any extension or renewal of such commitment by option extension or otherwise). If any Fox programming is not broadcast in its Programmed Time Period due to any such commitment, Licensee shall broadcast that Fox programming in the "make good" time period specified in Exhibit A or B, as applicable.

     (c) Without limiting subparagraph (b) above, each time that Licensee for any reason fails to (or advises Fox it will not) telecast any Fox programming as provided for in this Agreement, then upon Fox's request, Licensee shall telecast that programming (or replacement programming selected by Fox) and the commercial announcements contained in it, in a substitute time period that is within the same A.C. Nielsen broadcast ratings week as, and that is of a quality and rating value as nearly as possible equal to that of, the time period during which the programming was not telecast. Licensee shall give Fox at least 72 hours advance notice that it intends not to broadcast any Fox programming and in such notice shall identify the substitute time period that License selects, which time period shall be subject to Fox's prior approval. If Licensee does not fully comply with the foregoing, then, without limitation to any other rights of Fox under this Agreement or otherwise, Fox shall have the right to license the broadcast rights to the applicable omitted programming (or replacement programming) to another television station located in Station's Community. In addition to the foregoing,

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          with respect to programming for broadcast within the New Programmed
          Time Periods (as defined in subparagraph 3(e) below), Fox will provide Licensee with a minimum of six months notice for each program addition, and Licensee shall be required to advise Fox within ten days of receiving notification if Licensee does not wish to televise said programming as scheduled by Fox. If Licensee refuses to broadcast any program within a New Programmed Time Period for any reason other than
          (i) a program conflict specified in subparagraph 3(e) below, or (ii) those specified in Paragraph 11 below, then either Licensee or Fox shall have the right to terminate this Agreement upon six months prior notice to the other party.

     (d) Under this Agreement, an "Approved Preemption" shall mean: any failure to broadcast due to force majeure under Paragraph 7 below, any preemption permitted by Exhibit A or B hereto that is "made good" in accordance therewith and any preemption permitted by Paragraph 11 below. Any other preemption or failure to broadcast any Fox programming is an"Unauthorized Preemption" and without limiting any other rights of Fox under this Agreement or otherwise, if within any 12-month period during the term of this Agreement, Station makes three
          (3) or more Unauthorized Preemptions of any Fox programming (or Licensee or Station states, either in general or specific terms, that Station intends to make such Unauthorized Preemptions or Fox reasonably concludes, based upon Licensee's or Station's actions or otherwise, that such Unauthorized Preemptions will occur), Fox may, upon 30 days prior written notice to Licensee, elect to either: (1) terminate Station's right to broadcast any one or more series or other Fox programs, as Fox shall elect, and, to the extent and for the period(s) that Fox elects, thereafter license the broadcast rights to the applicable series or other Fox programs to any other television station or stations located in Station's Community, or (2) terminate this Agreement.

     (e) Licensee shall broadcast over Station's facilities all Fox programming to be offered during time periods not presently programmed by Fox ("New Programmed Time Periods"), subject to Fox providing to Licensee at least six months notice prior to delivering any additional programming within these time periods. Furthermore, if Licensee has entered into any agreement(s) prior to an announcement by Fox to program a specific time period and the agreement(s) is (are) for barter programming that Licensee is required by the terms of the agreement(s) to broadcast during a New Programmed Time Period, then Licensee shall not be required to broadcast the new Fox programming within the same time period, and the provisions of subparagraph 3(c) of this Agreement shall govern; provided, however, in any such instance(s) Licensee agrees not to renew or otherwise extend its rights to broadcast such conflicting programming within a New Programmed Time Period.

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4.   Promotion:
     ---------

     (a) Fox will provide Licensee with on-air promotional announcements, which may be for any Fox programming ("Fox Promos"), including without limitation, any FCN programming, for broadcast in Station's non-Fox programming. Licensee shall use its good faith, best efforts to provide an on-air promotional schedule consistent with Fox's recommendations and in coordination with Fox, and to budget Station's annual advertising funds so as to enable Station to participate, on a year-round basis, in Fox's "co-op" advertising plan. Without limitation to the foregoing, in each instance, if any, that Fox determines that Station's "Sweeps Rating" (as defined below) is below the average Sweeps Rating for all Fox affiliated stations, then Station shall be deemed to be "Performing Below Average" and shall, within 15 days of Fox giving Licensee written notice thereof, commence full compliance with the following: (1) Station shall not broadcast, during each one-half hour of all periods that Station is not broadcasting Fox programming (the "Non-Fox Time Periods"), less than one (1) thirty (30) second promotional announcement (or promotional announcements aggregating 30 seconds, to the extent Fox so elects) for Station's local, syndicated or Fox programming, and (2) during all Non-Fox Time Periods, Licensee shall broadcast Fox Promos for not less than 45% of 100% (the "Applicable Percentage") of the total, aggregate "gross ratings points" for all the promotional announcements broadcast by Licensee ("Aggregate Promotional GRP's") within the Non-Fox Time Periods (the specific Fox Promos broadcast by Licensee and number of broadcasts of each Fox Promo shall be, to the extent Fox elects, as specified by Fox, and the broadcasts of the Fox Promos shall be made so that the GRP's allocated thereto are distributed fairly and reasonably across the Non-Fox Time Periods); provided, however, that if Station's Sweeps Rating ranks Station within the bottom 50% (ranked highest to lowest) of those Fox affiliated stations that are Performing Below Average, then the Applicable Percentage for Station shall be not less than 55% of 100% of said Aggregate Promotional GRP's. Licensee's full compliance with the immediately foregoing sentence shall continue until Licensee is no longer Performing Below Average, as determined by the most recent Sweeps Rating. For purposes hereof, the "Sweeps Rating" shall mean for each station the average A.C. Nielsen rating for the most current completed "sweeps" period for Adults 18-49 for all prime time hours programmed by Fox. Licensee agrees to maintain complete and accurate records of all promotional announcements broadcast as provided herein. Within two (2) weeks following each request by Fox therefor, Licensee will submit copies of all such records to Fox.

     (b) In addition to providing the promotion announcements referred to above, Fox shall make available to Licensee, at reasonable costs, such other promotional and sales materials as Fox and Licensee may mutually consider appropriate. Licensee shall not delete any copyright, trademark, logo or other notice, or any credit, included in any materials delivered pursuant to this paragraph or otherwise, and Licensee shall not exhibit, display, distribute or otherwise use any trademark,

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          logo or other material or item delivered pursuant to this paragraph or otherwise, except as instructed by Fox at the time.

5.   Commercial Announcements:
     ------------------------

     (a) Licensee may include in each individual Fox program the same number and length of commercial announcements (including station breaks) as Fox provides generally in that program for its affiliates on a national basis, which is currently that set forth on Exhibit D attached to this Agreement.

     (b) Fox shall determine the placement, timing and format of Fox's and Licensee's commercial announcements. Fox shall have the right to include commercial announcements in all of the commercial time available in each hour of the programming other than that expressly allocated to Licensee in this Agreement.

     (c) Licensee's broadcast over the Station of all commercial announcements included by Fox in Fox programming is of the essence of this Agreement, and nothing contained in Paragraph 3 above or elsewhere in this Agreement (other than Paragraph 11 below) shall limit Fox's rights or remedies at law or otherwise relating to failure to so broadcast said commercial announcements. Licensee agrees to maintain complete and accurate records of all commercial announcements broadcast as provided in this Agreement. Within two (2) weeks following each request by Fox therefor, Licensee will submit copies of all such records to Fox.

6.   Station Compensation:  Subject to the terms and conditions of this
     --------------------
Agreement and to the condition that Licensee is not in breach of this Agreement, FCN shall pay Licensee a share of FCN's programming Net Profits. That share shall be the amount obtained by multiplying Net Profits by a fraction, the numerator of which is Station's cumulative, aggregate audience delivery for FCN Programming from the commencement of the term of this Agreement under Paragraph 10 below, and the denominator of which is the cumulative, aggregate audience delivery for FCN Programming for all FCN affiliates, past and present, from the inception of FCN, and audience delivery shall be determined in accordance with the method utilized as of September 3, 1990 by Fox with respect to Fox programming (other than FCN programming) in its formula for distribution of station compensation to its affiliates (except that the rating base shall be kids, ages 2 to 11); provided, however, that said formula for dividing Net Profits may be changed or modified to contain in whole or in part such other factors as FCN shall determine from time to time. For purposes hereof, the term "Net Profits" shall be defined, computed, accounted for and paid in accordance with Exhibit C attached hereto and incorporated herein by this reference. If this Agreement is terminated or otherwise expires, the provisions of Paragraph 6 of said Exhibit C shall apply. Notwithstanding anything to the contrary in this Agreement or in Exhibit C hereto, in no event shall the provisions of Exhibit C hereto or of this subparagraph (b) apply to any Fox programming other than the FCN programming specifically covered by Paragraph 2 of Exhibit C hereto.

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7.   Force Majeure:  Neither Fox nor FCN shall be liable to Licensee for failure
     -------------
to supply any programming or any part thereof, nor shall Licensee be liable to Fox or FCN for failure to broadcast any such programming or any part thereof, by reason of any act of God, labor dispute, non-delivery by program suppliers or others, failure or breakdown of satellite or other facilities, legal enactment, governmental order or regulation or any other similar or dissimilar cause beyond their respective control ("force majeure event"). If, due to any force majeure event(s), Fox substantially fails to provide the programming to be delivered to Licensee under Paragraph 1 above, or Licensee substantially fails to broadcast such programming as scheduled by Fox, for 4 consecutive weeks, or for 6 weeks in the aggregate during any 12-month period, then the other party hereto (the "unaffected party") may terminate this Agreement upon thirty (30) days prior written notice to the party so failing, which notice may be given at any time prior to the expiration of 7 days after the unaffected party's receipt of actual notice that the force majeure event(s) has ended.

8.   Assignment:  This Agreement shall not be assigned by Licensee without the
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prior written consent of Fox, and any permitted assignment shall not relieve
Licensee of its obligations hereunder. Any purported assignment by Licensee without such consent shall be null and void and not enforceable against Fox. Licensee also agrees that if any application is made to the Federal Communications Commission pertaining to an assignment or a transfer of control of Licensee's license for the Station, or any interest therein, Licensee shall immediately notify Fox in writing of the filing of such application. Except as to "short form" assignments or transfers of control made pursuant to Section 73.3540(f) of the Rules and Regulations of the Federal Communications Commission, Fox shall have the right to terminate this Agreement, effective upon thirty (30) days notice to Licensee and the transferee or assignee of such termination, which notice may be given at any time within ninety (90) days after the later occurring of: (a) the date on which Fox learns that such assignment or transfer has become effective, or (b) the date on which Fox receives written notice of such assignment or transfer, or (c) the effective date of this Agreement (the foregoing termination provision shall apply to any assignments or transfers of control that become effective at any time on or after the beginning of the sixth month prior to the effective date of this Agreement). Licensee agrees, that upon Fox's request, Licensee shall procure and deliver to Fox, in form satisfactory to Fox, the agreement of the proposed assignee or transferee that, upon consummation of the assignment or transfer of control of the Station's authorization, the assignee or transferee will assume and perform this Agreement in its entirety without limitation of any kind. If Licensee fails to notify Fox of the proposed assignment or transfer of control of said Station's authorization, or fails to procure the agreement of the proposed assignee or transferee in accordance with this Paragraph, then such failure shall be deemed a material breach of this Agreement.

9.   Unauthorized Copying:  Licensee shall not, and shall not authorize others
     --------------------
to, record, copy or duplicate any programming or other material furnished by Fox hereunder, in whole or in part, and shall take all reasonable precautions to prevent any such recordings, copying or duplicating. Notwithstanding the foregoing, if Station is located in the Mountain Time Zone, Licensee may pre-record programming from the satellite feed for later telecast at the times scheduled by Fox. Licensee shall erase all such pre-recorded programming promptly after its scheduled telecast.

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10.  Term:  The term of this Agreement shall commence on ___________, 19___ and
     ----
shall continue until the expiration of _____________________, 19____ (the "initial period"). After the initial period, the term of this Agreement may be extended for additional successive periods of two (2) years each, by Fox, in its sole discretion, giving written notice of such extension (the "extension notice") to Licensee at least one hundred twenty (120) days prior to the expiration of the then-current period; provided, however, that if, within thirty
(30) days of Licensee's receipt of the extension notice, Licensee, in its sole discretion, gives Fox written notice that Licensee rejects such extension, then the extension notice shall not be effective and this Agreement shall terminate upon expiration of the then current period. Any presently existing Station Affiliation Agreements between Fox and Licensee and FCN and Licensee shall be deemed terminated as of the commencement of this Agreement; provided, however, that the following, between Fox and Licensee, shall remain in full effect: (1) any presently existing Network Non-Duplication Amendment to any such existing Station Affiliation Agreement (which shall be deemed a part of this Agreement and is incorporated herein by this reference), (2) any existing Agreement and Amendment to Station Affiliation Agreement (the "Retransmission Agreement") and
(3) the provisions of any existing NFL Amendment that relate to the Retransmission Agreement. Notwithstanding anything to the contrary contained in this Agreement, upon the termination or expiration of the term of this Agreement, all of Licensee's and Station's rights to broadcast or otherwise use any Fox program or any trademark, logo or other material or item hereunder shall immediately cease and neither Licensee nor Station shall have any further rights whatsoever with respect to any such program, material or item.

11.  Applicable Law:  The obligations of Licensee and Fox under this Agreement
     --------------
are subject to all applicable federal, state, and local laws, rules and regulations (including, but not limited to, the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission) and this Agreement shall be deemed to have been negotiated and entered into, and this Agreement and all matters or issues collateral thereto shall be governed by, the law of the State of California applicable to contracts negotiated, executed and performed entirely within that state. With respect to programs offered or already contracted for pursuant to this Agreement, nothing in any other Paragraph hereof shall be construed to prevent or hinder Licensee from (a) rejecting or refusing Fox programs which Licensee reasonably believes to be unsatisfactory, unsuitable or contrary to the public interest, or (b) substituting a program which, in Licensee's opinion, is of greater local or national importance; provided, however, Licensee shall give Fox written notice of each such rejection or substitution and the justification therefor, at least 72 hours in advance of the scheduled broadcast, or as soon thereafter as possible (including an explanation of the cause for any lesser notice). Programming will be deemed to be unsatisfactory or unsuitable only if it (i) is delivered in a form which does not meet accepted standards of good engineering practice; (ii) does not comply with the rules and regulations of the FCC; or
(iii) is programming which Licensee reasonably believes would not meet prevailing contemporary standards of good taste in its community of license. In view of the limited nature of the Fox programming within each day-part as specified in subparagraph 3(b) above, Licensee does not foresee any need to substitute programming of greater local or national importance for Fox programming, except to present locally originated, non-entertainment, non-religious timely public interest programming, such as election coverage, live coverage of fast-breaking news events, political debates, town hall-type meetings and telethons that serve the public interest and that are approved by Fox, which approval shall not be unreasonably withheld. Notwithstanding

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anything to the contrary expressed or implied herein, the parties acknowledge that Station has the ultimate responsibility to determine the suitability of the subject matter of program content, including commercial, promotional or public service announcements.

12.  Station Acquisition by Fox:  If Fox or any of Fox's parent, affiliated,
     --------------------------
subsidiary or related companies or other entities enters into any agreement to acquire any significant ownership and/or controlling interest in any television broadcast station licensed to any community within Station's television market, then Fox shall have the right at any time after that agreement is made, to terminate this Agreement upon not less than sixty (60) days notice to Licensee. Said termination shall be effective as of such date as Fox shall designate in said notice.

13.  Change in Operations:  If at any time Station's transmitter location,
     --------------------
power, frequency, programming format, hours of operation, technical quality of transmissions or any other material aspect of Station's operations is such that Fox determines in its reasonable judgement that Station is of less value to Fox as a broadcaster of Fox programming than at the date of this Agreement, then Fox shall have the right to terminate this Agreement upon thirty (30) days prior written notice to Licensee.

14.  Non-Liability of Board Members:  To the extent the Board and its members
     ------------------------------
are acting in their capacity as such, then the Board and each such member so acting shall not have any obligation or legal or other liability whatsoever to Licensee in connection with this Agreement or Exhibit C hereto, including without limitation, with respect to the Board's or such member's approval or non-approval of any matter, exercise or non-exercise of any right or taking of or failing to take any other action in connection therewith.

15.  Warranties and Indemnities:
     --------------------------

     (a) Fox represents and warrants that Station's broadcast, in accordance with this Agreement, of any Fox programming provided by Fox to Station shall not violate or infringe upon the trade name, trademark, copyright, literary or dramatic right, or right of privacy or publicity of any party, or constitute a libel or slander of any party; provided, however, that the foregoing representations and warranties shall not apply: (1) to public performance rights in music, (2) to any material furnished or added by any party other than Fox after delivery of the programming to Station or (3) to the extent such programming is changed or otherwise affected by deletion of any material by any party other than Fox after delivery of the programming to Station. Fox agrees to indemnify and hold harmless Station and its parents, affiliates, subsidiaries, successors and assigns, and the respective owners, officers, directors, agents and employees of each, from and against all liability, actions, claims, demands, losses, damages or expenses (including reasonable attorneys' fees, but excluding Licensee's or Station's lost profits or consequential damages, if any) caused by or arising out of Fox's breach of the representations and warranties set forth in the foregoing sentence. Fox makes no representations, warranties or indemnities, express or implied, except as expressly set forth in this subparagraph (a).

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

     (b) Without limitation to any of Licensee's other obligations and agreements under this Agreement, Licensee agrees to indemnify and hold harmless Fox and its parents, affiliates, subsidiaries, successors and assigns, and the respective owners, officers, directors, agents and employees of each, from and against all liability, actions, claims, demands, losses, damages or expenses (including reasonable attorneys' fees, but excluding Fox's lost profits or Fox's consequential damages, if any) caused by or arising out of any matters excluded from Fox's representations and warranties by subparagraphs (a)(1), (2) or (3) above, or any breach of any of Licensee's representations, warranties or agreements hereunder or any programming broadcast by Station other than that provided by Fox hereunder.

     (c) The indemnitor may assume, and if the indemnitee requests in writing shall assume, the defense of any claim, demand or action covered by indemnity hereunder, and upon the written request of the indemnitee, shall allow the indemnitee to cooperate in the defense at the indemnitee's sole cost and expense. The indemnitee shall give the indemnitor prompt written notice of any claim, demand or action covered by indemnity hereunder. If the indemnitee settles any claim, demand or action without the prior written consent of the indemnitor, the indemnitor shall be released from the indemnity in that instance.

16.  Notices:  All notices to each party required or permitted hereunder to be
     -------
in writing shall be deemed given when personally delivered (including, without limitation, upon delivery by overnight courier or other messenger or upon receipt of facsimile copy), upon the date of mailing postage prepaid or when delivered charges prepaid to the telegraph office for transmission, addressed as specified below, or addressed to such other address as such party may hereafter specify in a written notice given as provided herein. Such notices to Licensee shall be to the address set forth for Licensee on page 1 of this Agreement.
Such notices to Fox shall be to: Fox Broadcasting Company, 10201 West Pico Boulevard, Los Angeles, CA 90035, Attn: Network Distributions; with a copy to:
Fox Broadcasting Company, 10201 West Pico Boulevard, Los Angeles, CA 90035,
Attn: Legal Affairs.

17.  Retransmission Consent:  Without Fox's prior written approval, Licensee
     ----------------------
shall not grant its consent to the transmission or retransmission, by any cable system, telephone system, microwave carrier, wireless cable system, satellite or other technology wherever located, of Stations broadcast of any Fox programming.

18.  Change In Fox Operations:  Notwithstanding anything to the contrary in this
     ------------------------
Agreement and without limitation to any of Fox's rights, Fox reserves the right to make changes in its operations (and/or terms of doing business) that will be applicable to its affiliates generally but that will conflict with the terms of this Agreement, and within 30 days after each instance that Fox notifies Licensee that Fox has made or intends to make any such change, Licensee shall notify Fox in writing (the "Response Notice") either that Licensee does or does not agree that this Agreement shall be amended to reflect such change (if Licensee fails to so notify Fox within said 30 days, then Licensee shall be deemed to have agreed to said amendment). If such change is or will be applicable to Fox affiliates representing in total at least 70% of U.S. Television

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

Households, then effective on such date, if any, as Fox shall elect after Fox's receipt of the Response Notice: (1) this Agreement will be deemed amended to reflect such change, if Licensee so agreed in the Response Notice (or is deemed to have so agreed), or (2) this Agreement shall terminate, if Licensee did not so agree.

19.  Miscellaneous:
     -------------

     (a) Nothing contained in this Agreement shall create any partnership, association, joint venture, fiduciary or agency relationship between Fox and Licensee.

     (b) No waiver of any failure of any condition or of the breach of any obligation hereunder shall be deemed to be a waiver of any preceding or succeeding failure of the same or any other condition, or a waiver of any preceding or succeeding breach of the same or any other obligation.

     (c) In connection with Fox programming, Station shall at all times permit Fox, without charge, to place, maintain and use on Station's premises, at Fox's expense, such reasonable amounts of devices and equipment as Fox shall require, in such location and manner, as to allow Fox to economically, efficiently and accurately achieve the purposes of such equipment. Station shall operate such equipment for Fox, to the extent Fox reasonably requests, and no fee shall be charged by Station therefor.

     (d) This Agreement constitutes the entire understanding between Fox and Licensee concerning the subject matter hereof and shall not be amended, modified, changed, renewed, extended or discharged except by an instrument in writing signed by Fox and Licensee or as otherwise expressly provided herein. Fox and Licensee each hereby acknowledges that neither is entering into this Agreement in reliance upon any term, condition, representation or warranty not stated herein, and that this Agreement replaces any and all prior and contemporaneous agreements, whether oral or written, pertaining to the subject matter hereof. All actions, proceedings or litigation brought against Fox by Licensee shall be instituted and prosecuted solely within the County of Los Angeles, California. Licensee hereby consents to the jurisdiction of the state courts of California and the federal courts located in the Central District of California as to any matter arising out of, or related to this Agreement.

     (e) Each and all of the several rights and remedies of each party hereto under or contained in or by reason of this Agreement shall be cumulative, and the exercise of one or more of said rights or remedies shall not preclude the exercise of any other right or remedy under this Agreement, at law, or in equity. Notwithstanding anything to the contrary contained in this Agreement, in no event shall either party hereto be entitled to or recover any lost profits or consequential damages because of a breach or failure by the other party, and except as expressly provided in this Agreement to the contrary, neither Fox nor Licensee

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

          shall have any right against the other with respect to claims by any third person or other third entity.

     (f) It is understood that FCN is indemnifying Fox in connection with all costs, expenses, liabilities and other matters relating to the FCN programming covered hereunder.

     (g) Paragraph headings are inserted for convenience only and shall not be used to interpret this Agreement or any of the provisions hereof or given any legal or other effect whatsoever.

     (h) Licensee acknowledges that Station's rights contained in this Agreement are subject to and must be exercised consistent with the rights conveyed to Fox by the NFL, the NHL or any other licensor of programming delivered under this Agreement and any limitations and restrictions thereon.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Fox Broadcasting Company                     ___________________________________
("Fox")                                      ("Licensee")


By:_____________________________             By:________________________________

Title:__________________________             Title:_____________________________

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